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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in Amendment No. 3 to this registration statement on Form S-1 (File No. 333-14975) of our report dated October 25, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Swisher International Group Inc. We also consent to the reference to our firm under the caption "Experts."


                                          Coopers & Lybrand L.L.P.


New York, New York
November 29, 1996.